Exhibit 99.1

For Immediate Release

AMRI Announces Fourth Quarter and Full Year 2016 Results
and Provides 2017 Outlook

Albany, NY (February 21, 2017) – AMRI (NASDAQ: AMRI) today reported financial and operating results for the fourth quarter and full year ended December 31, 2016 and provided an outlook for 2017.

Highlights:

•	Fourth quarter total revenue of $191.3 million, up 51% from 2015
•	Full year total revenue of $570.5 million, up 42% from 2015
•	Fourth quarter reported basic and diluted EPS $(0.37); non-GAAP diluted EPS of $0.34
•	Full year reported basic and diluted EPS $(1.83); non-GAAP diluted EPS of $0.95
•	Fourth quarter reported net loss of $15.4 million; non-GAAP net income of $14.8 million
•	Full year reported net loss of $70.2 million; non-GAAP net income of $37.1 million
•	Fourth quarter adjusted EBITDA of $36.7 million, up 38% from 2015
•	Full year adjusted EBITDA of $102.0 million, up 36% from 2015

Non-GAAP net income, non-GAAP diluted EPS and adjusted EBITDA are non-GAAP financial measures. For a discussion of these measures and reconciliations to U.S. GAAP measures, see “Non-GAAP Financial Measures” and Tables 1, 2 and 3.

“We had a number of successes in 2016 that give us confidence in our growth trajectory for 2017 and beyond,” said William S. Marth, president and chief executive officer, AMRI. “Through key acquisitions and organic initiatives, we have scaled our business and strengthened our service offerings in complex science, expanded our global footprint and commercial portfolio of APIs to more than 240, and increased our capacity to address the growing demand for pharmaceutical outsourcing.

Marth continued, “Our strategic vision has been to build a preeminent global contract development and manufacturing organization (CDMO) with a complete suite of services to meet the needs of both large pharmaceutical and smaller biotechnology companies. Specialized services, such as extractables and leachables testing, complement our key product offerings and expertise with sterile products, steroids, controlled substances, high potency compounds, monobactams and hormones. We believe we are well-positioned to capture significant business as more companies outsource their contract research, testing and manufacturing services.”

Fourth Quarter 2016 Results

Total revenue for the fourth quarter of 2016 was $191.3 million, an increase of 51% compared to total revenue of $126.4 million in the fourth quarter of 2015.

Total contract revenue for the fourth quarter of 2016 was $189.5 million, an increase of 54% compared to contract revenue of $123.0 million in the fourth quarter of 2015. Contract margins reported under GAAP were 20% in the fourth quarter of 2016, compared with 25% for the fourth quarter of 2015. Non-GAAP contract gross margins were 30% for the fourth quarter of 2016, unchanged from the fourth quarter of 2015. Non-GAAP contract gross margins reflect growth within our Discovery and Development Services (DDS) business, offset by the addition of Euticals to our Active Pharmaceutical Ingredients (API) business and a decline in our Drug Product (DP) margins.

Recurring royalty revenue in the fourth quarter of 2016 was $1.9 million, down from $3.4 million in the fourth quarter of 2015, due primarily to a decline of royalties from the net sales of certain amphetamine salts sold by Teva Pharmaceuticals, partially offset by the addition of royalties resulting from our partner’s sales of nitroprusside.

Reported research and development expense in the fourth quarter of 2016 was $4.8 million, up from $2.7 million in the fourth quarter 2015. Non-GAAP research and development expense in the fourth quarter of 2016 was $4.9 million, up from $2.2 million in the fourth quarter 2015, reflecting increased investment in collaboration agreements and our API portfolio.

Reported selling, general and administrative (SG&A) expense in the fourth quarter of 2016 was $32.3 million, up 46% from $22.2 million in the fourth quarter of 2015. Non-GAAP SG&A expense in the fourth quarter of 2016 was $24.8 million, up 52% from $16.3 million in the fourth quarter of 2015, due largely to additional SG&A from acquired businesses and investments we have made in key support functions.

Reported net loss was $(15.4) million, or $(0.37) per basic and diluted share, in the fourth quarter of 2016, compared to net income of $1.8 million, or $0.05 per basic and diluted share in the fourth quarter of 2015, due primarily to increased operating expenses associated with the expanded business. Non-GAAP net income in the fourth quarter of 2016 was $14.8 million, or $0.34 per diluted share, compared to non-GAAP net income of $14.1 million or $0.40 per diluted share in 2015.

Adjusted EBITDA in the fourth quarter of 2016 was $36.7 million, an increase of 38% from $26.7 million in the fourth quarter 2015.

For a reconciliation of non-GAAP financial measures to U.S. GAAP financial measures for the 2016 and 2015 reporting periods, please see Tables 1-3 at the end of this press release.

Full Year 2016 Results

Total revenue for the year ended December 31, 2016 was $570.5 million, an increase of 42% compared to total revenue of $402.4 million for the twelve-month period ended December 31, 2015.

Contract revenue for the year ended December 31, 2016 was $560.4 million, an increase of 46% compared to contract revenue of $384.7 million for the year ended December 31, 2015 due primarily to the acquisitions of Euticals and Gadea Pharmaceuticals (Gadea).

Contract gross margins reported under GAAP were 22% for the twelve-month period ended December 31, 2016, compared to 23% in 2015. Non-GAAP contract gross margins were 30% for the twelve month period ended December 31, 2016, compared with 26% for the twelve month period ended December 31, 2015.

Recurring royalty revenue for the twelve month period ended December 31, 2016 was $10.0 million, a decrease of 43% from $17.6 million in 2015, due to the expiration of Allegra (fexofenadine) royalties in the second quarter of 2015. Recurring royalty revenue for the twelve-month period ended December 31, 2016 includes $6.4 million from the net sales of mixed amphetamine salts, royalties from an API sourced from our business in Spain and royalties from net sales of nitroprusside.

Reported net loss was $(70.2) million, or $(1.83) per basic and diluted share for the twelve-month period ended December 31, 2016, compared to a reported net loss of $(2.3) million, or $(0.07) per basic and diluted share for the twelve-month period ended December 31, 2015, due primarily to increased operating expenses associated with the expanded business. Non-GAAP net income for the twelve-month period ended December 31, 2016 was $37.1 million or $0.95 per diluted share, compared to non-GAAP net income of $33.0 million, or $0.96 per diluted share, for the twelve-month period ended December 31, 2015. Non-GAAP net income for 2016 reflects the contribution from recently acquired businesses, offset by a $7.6 million decline in royalty income.

Adjusted EBITDA for the twelve-month period ended December 31, 2016 was $102.0 million, an increase of $26.8 million or 36%, compared to the twelve-month period ended December 31, 2015.

The fourth quarter and full year 2016 reported GAAP net loss and non-GAAP net income, reported basic and diluted EPS and non-GAAP EPS results reported herein are based on an estimated tax provision that may be subject to adjustment as the Company completes the preparation of its 2016 consolidated financial statements. Any changes to the results reported herein will be set forth in the Company’s Annual Report on Form 10-K.

At December 31, 2016, AMRI had cash, cash equivalents and restricted cash of $50.8 million, compared to $45.0 million at September 30, 2016 and $52.3 million at December 31, 2015, respectively.

Segment Results

Active Pharmaceutical Ingredients (API)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Unaudited; $ in thousands)	2016	2015	2016	2015

API Contract Revenue	$128,120	$70,867	$337,835	$204,868
API Royalty Revenue	1,239	3,380	9,391	12,077
API Total Revenue	$129,359	$74,247	$347,226	$216,945

Cost of Contract Revenue	$107,640	$54,243	$272,867	$154,670

Contract Gross Profit	$20,479	$16,624	$64,967	$50,198
Contract Gross Margin	16.0%	23.5%	19.2%	24.5%

Non-GAAP Contract Gross Profit (1)	$39,954	$21,739	$105,191	$59,200
Non-GAAP Contract Gross Margin (1)	31.2%	30.7%	31.1%	28.9%

Gross Profit (2)	$21,719	$20,004	$74,358	$62,275
Gross Margin (2)	16.8%	26.9%	21.4%	28.7%

Non-GAAP Gross Profit (1) (2)	$41,194	$25,119	$114,582	$71,277
Non-GAAP Gross Margin (1) (2)	31.8%	33.8%	33.0%	32.9%

(1)	Refer to Table 1 included in this release for the reconciliation of U.S. GAAP to non-GAAP measures.
(2)	Includes royalties

API contract revenue for the fourth quarter of 2016 increased 81% compared to the fourth quarter of 2015 primarily due to $69 million of incremental revenue from the acquisition of Euticals, partially offset by lower revenue at our Rensselaer, N.Y. facility.

API reported contract gross margin for the fourth quarter of 2016, decreased 8 percentage points compared to the fourth quarter of 2015, inclusive of the impact of acquisition accounting associated with Euticals. API non-GAAP contract gross margin for the fourth quarter of 2016 increased slightly from the fourth quarter of 2015, reflecting an enhanced product mix and operational enhancements.

API royalty revenue in the fourth quarter of 2016 declined $2.1 million from 2015, reflecting lower royalties from the net sales of mixed amphetamine salts.

For the twelve-month period ended December 31, 2016, API contract revenue increased $133.0 million or 65% from the year ended December 31, 2015, due primarily to $156.2 million of incremental revenue from the acquisitions of Gadea and Euticals, partially offset by lower organic revenue associated with the timing of product transfers from the Holywell, UK site closure.

API reported contract gross margin for the twelve-month period ended December 31, 2016 decreased 5 percentage points compared to the twelve-month period ended December 31, 2015, inclusive of the impact of acquisition accounting adjustments associated with the acquisitions of Gadea and Euticals. API non-GAAP contract gross margin for the twelve-month period ended December 31, 2016 increased 2 percentage points compared to the twelve-month period ended December 31, 2015, driven by the margins realized on Gadea and legacy AMRI revenues.

Drug Discovery Services (DDS)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Unaudited; $ in thousands)	2016	2015	2016	2015

DDS Contract Revenue (1)	$26,984	$22,325	$104,472	$83,059
Cost of Contract Revenue (1)	16,652	16,045	70,430	61,180
Contract Gross Profit	$10,332	$6,280	$34,042	$21,879
Contract Gross Margin	38.3%	28.1%	32.6%	26.3%

Non-GAAP Contract Gross Profit (2)	$10,468	$6,736	$35,974	$23,497
Non-GAAP Contract Gross Margin (2)	38.8%	30.2%	34.4%	28.3%

(1)	A portion of the 2015 amounts were reclassified from DDS to DP to better align business activities within our reporting segments.
(2)	Refer to Table 1 included in this release for the reconciliation of U.S. GAAP to non-GAAP measures.

DDS contract revenue for the fourth quarter of 2016 increased 21% compared to the fourth quarter of 2015, due primarily to incremental revenue of $4.3 million from the acquisition of Whitehouse Laboratories and Euticals, and organic growth in the underlying business.

DDS reported contract gross margin increased 10 percentage points in the fourth quarter of 2016 as compared to the fourth quarter of 2015. DDS non-GAAP contract gross margin increased 9 percentage points for the fourth quarter of 2016 as compared to the fourth quarter of 2015, driven by the margins realized on Whitehouse Laboratories’ revenue and greater efficiencies in our discovery services.

For the twelve-month period ended December 31, 2016, DDS contract revenue increased 26% from the 2015 period due primarily to the acquisition of Whitehouse Laboratories and Euticals, and organic growth in the underlying business.

DDS reported contract gross margin for the twelve-month period ended December 31, 2016 increased 6 percentage points compared with the twelve-month period ended December 31, 2015. DDS non-GAAP contract gross margin for the twelve-month period ended December 31, 2016 increased 6 percentage points from the twelve-month period ended December 31, 2015, driven by the margins realized on Whitehouse Laboratories’ revenues and operational efficiencies.

Drug Product (DP)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Unaudited; $ in thousands)	2016	2015	2016	2015

DP Contract Revenue (1)	$23,705	$29,841	$98,377	$96,810
DP Royalty Revenue	$629	$-	$629	$-
	$24,335	$29,841	$99,006	$96,810

Cost of Contract Revenue (1)	19,643	22,228	76,343	79,677

Contract Gross Profit	$4,062	$7,613	$22,033	$17,133
Contract Gross Margin	17.1%	25.5%	22.4%	17.7%

Non-GAAP Contract Gross Profit (2)	$4,173	$8,185	$22,701	$18,506
Non-GAAP Contract Gross Margin (2)	17.6%	27.4%	23.1%	19.1%

Gross Profit (3)	$4,692	$7,613	$22,663	$17,133
Gross Margin (3)	19.3%	25.5%	22.9%	17.7%

Non-GAAP Gross Profit (2) (3)	$4,802	$8,185	$23,330	$18,506
Non-GAAP Gross Margin (2) (3)	19.7%	27.4%	23.6%	19.1%

(1)	A portion of the 2015 amounts were reclassified from DDS to DP to better align business activities within our reporting segments.
(2)	Refer to Table 1 included in this release for the reconciliation of U.S. GAAP to non-GAAP measures.
(3)	Includes royalties

DP contract revenue for the fourth quarter of 2016 decreased 21% compared to the fourth quarter 2015, primarily due to lower production volume at our Albuquerque, N.M. commercial manufacturing facility.

DP reported contract gross margin for the fourth quarter 2016 decreased 8 percentage points compared to the fourth quarter of 2015. DP non-GAAP contract gross margin for the fourth quarter of 2016 decreased 9 percentage points compared to the fourth quarter of 2015, primarily due to lower volumes at our Albuquerque, N.M. facility.

DP contract revenue for the twelve-month period ended December 31, 2016 increased 2% compared to the twelve-month period ended December 31, 2015, primarily due to the addition of Gadea.

DP reported contract gross margin for the twelve-month period ended December 31, 2016 increased 5 percentage points compared to the twelve-month period ended December 31, 2015. DP non-GAAP contract gross margin for the twelve-month period ended December 31, 2016 increased 4 percentage points compared to the twelve-month period ended December 31, 2015, driven by enhanced operating efficiencies at our Albuquerque, N.M. commercial manufacturing facility.

Fine Chemicals (FC)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Unaudited; $ in thousands)	2016	2015	2016	2015

FC Contract Revenue	$10,644	$-	$19,745	$-
Cost of Contract Revenue	8,650	-	18,008	-
Contract Gross Profit	$1,994	-	$1,736	-
Contract Gross Margin	18.7%	-	8.8%	-

Non-GAAP Contract Gross Profit (1)	$2,554	-	$4,940	-
Non-GAAP Contract Gross Margin (1)	24.0%	-	25.0%	-

(1)	Refer to Table 1 included in this release for the reconciliation of U.S. GAAP to non-GAAP measures.

Fine Chemicals (FC) is a new reporting segment for AMRI resulting from the acquisition of Euticals. Consequently, there are no comparative prior period amounts. Non-GAAP contract gross profit and margin reflect the impact of acquisition accounting associated with the acquisition of Euticals.

Financial Outlook

AMRI’s guidance takes into account a number of factors, including expected financial results for 2017, anticipated tax rates, foreign currency fluctuations and shares outstanding.

2017 Guidance

Total Revenue	$710 to $740 million
Add: Negative effect of foreign exchange	(1%)
Revenue growth, reported at the mid point	28%
Less: Contributions from acquisitions (1)	(15% to 16%)
Revenue growth, organic (2)	7%
DDS Contract revenue growth, organic	12%
API Contract revenue growth, organic	8%
DP Contract revenue growth, organic	8%
FC Contract revenue growth, organic	(28%)
GAAP contract margin	26%
Non-GAAP contract margin (3)	~29%
GAAP R&D expense, as a percent of revenue	2%
Non-GAAP R&D expense, as a percent of revenue	2%
GAAP SG&A, as a percent of revenue	18%
Non-GAAP SG&A, as a percent of revenue (3)	15%
GAAP Net loss	($12) to ($7) million
Non-GAAP Net income (3)	$47 to $52 million
Adjusted EBITDA (3)	$135 to $145 million
Adjusted EBITDA, as a percent of revenue (3)	19% to 20%
GAAP diluted EPS	($0.28) to ($0.16)
Non-GAAP diluted EPS (3) (4)	$1.08 to $1.20
Capital expenditures	$35 to $40 million

Footnotes to Guidance Table

(1)	Reflects the acquisition of Euticals which was completed in July 2016.
(2)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign currency translation.
(3)	Refer to Table 4 included in this release for reconciliation of forward-looking non-GAAP financial measures to forward looking GAAP financial measures.
(4)	Assumes tax rate of approximately 28% and 44 million shares outstanding.

Fourth Quarter and Full Year 2016 Results Conference Call

AMRI will host a conference call and webcast today at 8:30 a.m. ET to discuss fourth quarter and full year 2016 results, as well as guidance for 2017. The conference call can be accessed by dialing (866) 208-5728 (domestic calls) or (224) 633-1279 (international calls) at 8:20 a.m. ET and entering passcode 61743127. The webcast and supplementing slides can be accessed on the company’s website at www.amriglobal.com.

A replay of the conference call can be accessed for 24 hours at (855) 859-2056 (domestic calls) or (404) 537-3406 (international calls) and entering passcode 75749093. Replays of the webcast can also be accessed for up to 90 days after the call via the investor area of the company’s website at http://ir.amriglobal.com.

About AMRI

Albany Molecular Research Inc. (AMRI) is a global contract research and manufacturing organization that has been working with the Life Sciences industry to improve patient outcomes and the quality of life for more than two decades. With locations in North America, Europe and Asia, our key business segments include Discovery and Development Services (DDS), Active Pharmaceutical Ingredients (API), Drug Product (DP), and Fine Chemicals (FC). For more information about AMRI, please visit our website at www.amriglobal.com or follow us on Twitter (@amriglobal).

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all of the estimates under “Financial Outlook” and statements regarding, among other things, the performance of the Company’s previously acquired businesses, the strength of the Company’s commercial operations and prospects, projections regarding future revenues and financial performance, and the Company’s momentum and long-term growth. The words “outlook”, “guidance”, “anticipates”, “believes”, “expects”, “may”, “plans”, “predicts”, “will”, “potential”, “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. The Company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the Company may not be able to predict and may not be within the Company’s control. Factors that could cause such differences include, but are not limited to, the ability of the Company to successfully integrate its acquired businesses and achieve the expected financial results; ongoing headwinds in the U.S. and other world economies which could lead to overall softness in the markets the Company serves; difficulty in raising new capital to support the Company’s business, including financing our debt obligations, capital expenditures and acquisitions; trends in pharmaceutical and biotechnology companies’ outsourcing of manufacturing services and chemical research and development, including softness in these markets; the success of the sales of the products for which the Company receives royalties; the risk that the Company will not be able to replicate either in the short or long term the revenue stream that has historically been derived from the royalties payable under the Allegra® license agreements; the risk that clients may terminate or reduce demand under any strategic or multi-year deal; the Company’s ability to enforce its intellectual property and technology rights; the Company’s ability to successfully comply with heightened FDA scrutiny on aseptic fill/finish operations; the results of further FDA inspections; the Company’s ability to effectively maintain compliance with applicable FDA and DEA regulations; the impact of foreign currency fluctuations; and the Company’s ability to take advantage of proprietary technology and expand the scientific tools available to it; as well as those risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission (SEC) on March 30, 2016, subsequent Quarterly Reports filed with the SEC and the Company’s other SEC filings. The financial guidance offered by senior management with respect to 2017 represents a point-in-time estimate and is based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

Non-GAAP Financial Measures

To supplement our financial results prepared in accordance with U.S. GAAP, we have presented non-GAAP measures of contract gross profit, contract gross margin, gross profit, gross margin, net income, and earnings per diluted share, adjusted to exclude certain charges (and gains when applicable) that relate to specific events or transactions, such as impairment charges, restructuring charges, executive transition costs, business acquisition costs, realized and unrealized gains and losses on foreign currency transactions related to business acquisitions, non-recurring professional fees, ERP implementation costs, insurance recoveries on business interruption events, and gains on sales of facilities in the 2016 and 2015 periods presented. Management typically excludes these amounts when evaluating our operating performance and believes that the resulting non-GAAP measures provide investors with a consistent basis for comparison across periods and, therefore, are useful to investors in assessing our operating performance.

Our U.S. GAAP measures are also adjusted to exclude certain non-cash charges (and gains when applicable) such as non-cash debt interest and amortization charges, share-based compensation expense, acquisition accounting inventory adjustments, and acquisition accounting depreciation and amortization for the periods presented for 2016 and 2015. Management typically excludes the amounts described above when evaluating our operating performance and believes that the resulting non-GAAP measures are useful to investors in assessing our operating performance.

We have also presented the non-GAAP measure of adjusted EBITDA, which in addition to the items excluded above, further excludes the impact of interest income and expense, depreciation and amortization expense, and income tax expense or benefit.

We believe presentation of our non-GAAP measures enhances an overall understanding of our historical financial performance because we believe these measures are an indication of the performance of our base business. Management uses these non-GAAP measures as a basis for evaluating our financial performance as well as for budgeting and forecasting of future periods. For these reasons, we believe they can be useful to investors. The presentation of this additional information should not be considered in isolation or as a substitute for the related GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are set forth in Tables 1-3.

A reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures has been included in Table 4.

Contacts:

Investors

Patty Eisenhaur

AMRI Investor Relations

patty.eisenhaur@amriglobal.com

518-512-2936

Media

Gina Rothe
AMRI Communications
gina.rothe@amriglobal.com
518-512-2512

Carolyn Hawley

Canale Communications

Carolyn@canalecomm.com

619-849-5382

Albany Molecular Research, Inc.

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended		Twelve Months Ended
(Dollars in thousands, except for per share data)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Contract revenue	$189,454	$123,032	$560,430	$384,738
Recurring royalties	1,868	3,380	10,020	17,618
Total revenue	191,322	126,412	570,450	402,356

Cost of contract revenue	152,586	92,516	437,649	295,527
Technology incentive award	-	-	-	554
Research and development	4,757	2,696	16,046	5,474
Selling, general and administrative	32,308	22,183	122,136	77,394
Restructuring and other charges	4,158	2,160	10,252	5,988
Impairment charges	2,925	615	3,126	3,770
Total operating expenses	196,734	120,170	589,209	388,707

(Loss) income from operations	(5,412)	6,242	(18,759)	13,649

Interest expense, net	(13,009)	(6,806)	(39,923)	(19,338)
Other income (expense), net	5,930	319	(1,276)	2,220

Loss before income taxes	(12,492)	(245)	(59,959)	(3,469)

Income tax expense (benefit)	2,920	(2,030)	10,212	(1,168)

Net (loss) income	$(15,412)	$1,785	$(70,171)	$(2,301)

Basic (loss) income per share	$(0.37)	$0.05	$(1.83)	$(0.07)

Diluted (loss) income per share	$(0.37)	$0.05	$(1.83)	$(0.07)

Table 1: Reconciliation of three and twelve-months ended December 31, 2016 and 2015 reported contract gross profit and contract gross margin to non-GAAP contract gross profit and non-GAAP contract gross margin:

Non-GAAP Measures	Three Months Ended		Twelve Months Ended
(Dollars in thousands)	December 31,		December 31,
	2016	2015	2016	2015

Consolidated Contract Revenue, as reported	$189,454	$123,032	$560,430	$384,738
Consolidated Cost of Contract Revenue, as reported	152,586	92,516	437,649	295,527
Consolidated Contract Gross Profit, as reported	36,868	30,516	122,781	89,211

add: Share-based compensation expense	239	213	1,159	936
add: Acquisition accounting inventory adjustments	13,766	5,026	33,347	8,107
add: Acquisition accounting depreciation	6,276	615	11,785	2,661
add: Business acquisition costs	-	289	-	289
Non-GAAP Consolidated Contract Gross Profit	$57,150	$36,659	$169,073	$101,204
Consolidated Contract Gross Margin, as reported	19.5%	24.8%	21.9%	23.2%
Non-GAAP Consolidated Contract Gross Margin	30.2%	29.8%	30.2%	26.3%

DDS Segment Contract Revenue, as reported	$26,984	$22,325	$104,472	$83,059
DDS Segment Cost of Contract Revenue, as reported	16,652	16,045	70,430	61,180
DDS Segment Contract Gross Profit, as reported	10,332	6,280	34,042	21,879

add: Share-based compensation expense	130	146	882	595
add: Acquisition accounting inventory adjustments	(253)	-	(54)	-
add: Acquisition accounting depreciation	259	310	1,104	1,023
Non-GAAP DDS Segment Contract Gross Profit	$10,468	$6,736	$35,974	$23,497
DDS Segment Contract Gross Margin, as reported	38.3%	28.1%	32.6%	26.3%
Non-GAAP DDS Segment Contract Gross Margin	38.8%	30.2%	34.4%	28.3%

API Segment Contract Revenue, as reported	$128,120	$70,867	$337,835	$204,868
API Segment Cost of Contract Revenue, as reported	107,640	54,243	272,867	154,670
API Segment Contract Gross Profit, as reported	20,479	16,624	64,967	50,198

add: Share-based compensation expense	62	41	231	230
add: Acquisition accounting inventory adjustments	14,090	5,026	31,111	8,107
add: Acquisition accounting depreciation	5,323	48	8,882	665
Non-GAAP API Segment Contract Gross Profit	$39,954	$21,739	$105,191	$59,200
API Segment Contract Gross Margin, as reported	16.0%	23.5%	19.2%	24.5%
Non-GAAP API Segment Contract Gross Margin	31.2%	30.7%	31.1%	28.9%

DP Segment Contract Revenue, as reported	$23,705	$29,841	$98,377	$96,810
DP Segment Cost of Contract Revenue, as reported	19,643	22,228	76,343	79,677
DP Segment Contract Gross Profit, as reported	4,062	7,613	22,033	17,133

add: Share-based compensation expense	47	26	122	111
add: Acquisition accounting depreciation	63	257	545	973
add: Business acquisition costs	-	289	-	289
Non-GAAP DP Segment Contract Gross Profit	$4,173	$8,185	$22,701	$18,506
DP Segment Contract Gross Margin, as reported	17.1%	25.5%	22.4%	17.7%
Non-GAAP DP Segment Contract Gross Margin	17.6%	27.4%	23.1%	19.1%

FC Segment Contract Revenue, as reported	$10,644	$-	$19,745	$-
FC Segment Cost of Contract Revenue, as reported	8,650	-	18,008	-
FC Segment Contract Gross Profit, as reported	1,994	-	1,736	-

add: Acquisition accounting inventory adjustments	(71)	-	2,290	-
add: Acquisition accounting depreciation	630	-	913	-
Non-GAAP FC Segment Contract Gross Profit	$2,554	$-	$4,940	$-
FC Segment Contract Gross Margin, as reported	18.7%	-	8.8%	-
Non-GAAP FC Segment Contract Gross Margin	24.0%	-	25.0%	-

Table 2: Reconciliation of non-GAAP measures for the three and twelve months ended December 31, 2016 and 2015:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Consolidated net (loss) income, as reported	$(15,412)	$1,785	$(70,171)	$(2,301)
Share-based compensation expense	2,066	1,555	8,430	6,371
Acquisition accounting inventory adjustments	13,766	5,026	33,347	8,107
Acquisition accounting depreciation and amortization	8,884	2,337	21,038	7,094
Intellectual property impairment	-	-	201	-
Income tax effects of Non-GAAP adjustments	(2,084)	(5,180)	(12,365)	(13,785)
Non-recurring income tax adjustments	-	-	8,467	-
Non-cash interest and amortization charges	5,067	2,712	15,972	8,932
Foreign exchange loss on business acquisition	-	-	7,180	-
Gain on sale of Syracuse facility	-	-	(158)	-
Insurance recovery	(7,385)	-	(7,385)	(600)
Restructuring and other charges	7,094	2,775	13,188	9,758
Business acquisition costs	1,304	2,362	13,559	5,664
Executive transition charges	-	7	7	1,412
ERP implementation costs	1,012	660	4,661	1,425
Non-recurring professional fees	130	66	730	892
Legal settlement	406	-	406	-
Non-GAAP net income	$14,848	$14,105	$37,106	$32,969

Consolidated Basic (loss) earnings per share, as reported	$(0.37)	$0.05	$(1.83)	$(0.07)
Effects of Non-GAAP adjustments	0.72	0.36	2.80	1.06
Non-GAAP Basic earnings per share	$0.35	$0.41	$0.97	$0.99

Consolidated Diluted (loss) earnings per share, as reported	$(0.37)	$0.05	$(1.83)	$(0.07)
Effects of Non-GAAP adjustments	0.71	0.35	2.78	1.03
Non-GAAP Diluted earnings per share	$0.34	$0.40	$0.95	$0.96

Consolidated Cost of Contract Revenue, as reported	$152,586	$92,516	$437,649	$295,527
Share-based compensation expense	(239)	(213)	(1,159)	(936)
Acquisition accounting inventory adjustments	(13,766)	(5,026)	(33,347)	(8,107)
Acquisition accounting depreciation and amortization	(6,276)	(615)	(11,785)	(2,661)
Business acquisition costs	-	(289)	-	(289)
Non-GAAP Cost of Contract Revenue	$132,304	$86,373	$391,357	$283,534

Consolidated Research and Development, as reported	$4,757	$2,696	$16,046	$5,474
Acquisition accounting depreciation and amortization	173	-	64	-
Non-GAAP Research and development	$4,930	$2,696	$16,110	$5,474

Consolidated Selling, general and administrative, as reported	$32,308	$22,183	$122,136	$77,394
Acquisition accounting depreciation and amortization	(2,780)	(1,722)	(9,316)	(4,433)
Share-based compensation expense	(1,827)	(1,342)	(7,271)	(5,435)
Business acquisition costs	(1,306)	(2,073)	(13,561)	(5,375)
Executive transition charges	-	(7)	(7)	(1,412)
ERP implementation costs	(1,012)	(660)	(4,661)	(1,425)
Non-recurring professional fees	(130)	(66)	(730)	(892)
Legal settlement	(406)	-	(406)	-
Non-GAAP Selling, general and administrative	$24,847	$16,313	$86,184	$58,422

Consolidated Interest expense, as reported	$(13,009)	$(6,806)	$(39,923)	$(19,338)
Non-cash interest and amortization charges	5,067	2,712	15,972	8,932
Non-GAAP Interest expense	$(7,943)	$(4,094)	$(23,952)	$(10,406)

Consolidated Other income (expense), as reported	$5,930	$319	$(1,276)	$2,220
Foreign exchange loss on business acquisition	-	-	7,180	-
Gain on sale of Syracuse facility	-	-	(158)	-
Insurance recovery	(7,385)	-	(7,385)	(600)
Non-GAAP Other (expense) income	$(1,455)	$319	$(1,640)	$1,620

Table 3: Reconciliation of the three and twelve months ended December 31, 2016 and 2015 reported net (loss) income to adjusted EBITDA:

	Three months ended December 31, 2016	Three months ended December 31, 2015	Twelve months ended December 31, 2016	Twelve months ended December 31, 2015
Net (loss) income, as reported	$(15,412)	$1,785	$(70,171)	$(2,301)
Income tax expense (benefit)	2,920	(2,030)	10,212	(1,168)
Interest expense, net	13,009	6,806	39,923	19,338
Depreciation and amortization	17,774	8,421	47,865	27,091
EBITDA	18,292	14,982	27,829	42,960
Impairment charges	2,925	615	3,126	3,770
Restructuring and other charges	4,158	1,382	10,252	5,210
Executive transition costs	-	7	7	1,412
Business acquisition costs	1,304	2,362	13,559	5,664
Purchase accounting inventory adjustments	13,766	5,026	33,347	8,107
ERP Implementation costs	1,012	660	4,661	1,425
Non-recurring professional fees	130	66	730	892
Share-based compensation expense	2,066	1,555	8,430	6,371
Insurance recovery	(7,385)	-	(7,385)	(600)
Gain on sale of facility	-	-	(158)	-
Foreign exchange loss on acquisition	-	-	7,180	-
Legal settlement	406	-	406	-
Adjusted EBITDA	$36,675	$26,655	$101,985	$75,211

Table 4: Reconciliation of forward-looking non-GAAP financial measures to forward looking GAAP financial measures:

When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various reconciling items that would be difficult to predict with reasonable accuracy.  For example, it is difficult for the Company to anticipate the need for, or magnitude of, any presently unforeseen one-time restructuring expense or business acquisition costs.  As a result, the Company has prepared the below reconciliation using estimates of reconciling items that are currently expected to be excluded from the non-GAAP financial measures in future periods.  The Company is unable to include all reconciling items at this time without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to variability, complexity and limited visibility to events or conditions in future periods.

Reconciliation of GAAP net loss and GAAP diluted loss per share to non-GAAP net income and non-GAAP diluted earnings per share  (Dollars in millions)

	Low	High
GAAP net loss	$(12)	$(7)
Reconciling items (a)	$(59)	$(59)
Non-GAAP net income	$47	$52

GAAP diluted loss per share	$(0.28)	$(0.16)
Non-GAAP diluted earnings per share	$1.08	$1.20

(a)	Reconciling items primarily include restructuring costs, acquisition accounting depreciation and amortization, share-based compensation, non-cash debt interest and amortization charges and the tax effect for such items.

Reconciliation of GAAP net loss to Adjusted EBITDA  (Dollars in millions)

	Low	High
GAAP net loss	$(12)	$(7)
Income tax (benefit) expense	$12	$13
Interest expense, net	$48	$48
Depreciation and amortization	$62	$66
EBITDA	$110	$121
Reconciling items (b)	$24	$24
Adjusted EBITDA	$135	$145

(b)	Reconciling items primarily include restructuring costs, share-based compensation charges and the tax effect of all non-gaap reconciling items.

Reconciliation of GAAP contract gross margin to non-GAAP contract gross margin

GAAP contract gross margin	26%
Add: acquisition accounting depreciation and share-based compensation	3%
Non-GAAP contract gross margin	29%

Reconciliation of GAAP SG&A as a percentage of contract revenue to non-GAAP SG&A as a percentage of contract revenue

GAAP Selling, General and Administrative Expense	18%
Reconciling items (c)	(3%)
Non-GAAP Selling, General, and Administrative Expense	15%

(c)	Reconciling items primarily include acquisition accounting depreciation and amortization and share-based compensation.